For Further Information Contact:
--------------------------------
David L. Renauld
Vice President, Corporate Affairs
(413) 665-8551

FOR IMMEDIATE RELEASE
---------------------
January 29, 2004

            YDI WIRELESS ACHIEVES RECORD REVENUES FOR YEAR ENDED 2003
                    AND SECOND CONSECUTIVE PROFITABLE QUARTER

     FALLS CHURCH, VA, January 29, 2004 - YDI Wireless, Inc. (OTCBB:YDIW), a leading developer and supplier of broadband wireless solutions, today reported its financial results for the fourth quarter and year ended December 31, 2003.

     Revenue for the year ended December 31, 2003 was $27.2 million, an increase of 34.2% over the revenue of $20.3 million for the year ended December 31, 2002. Revenue for the quarter ended December 31, 2003 was $5.5 million compared to $5.3 million for the same period of 2002, an increase of 5%.

     Gross profit for the year ended December 31, 2003 increased to $11.5 million (42.3% gross profit margin) as compared to $7.9 million (39% gross profit margin) for the year ended December 31, 2002. Gross profit margin for the three months ended December 31, 2003, compared to the same period in the prior year, improved to 53.6% from 49.0%, for a gross profit increase of nearly $400,000.

     The net income for the year ended December 31, 2003 was $4.6 million or $0.41 per share, diluted, compared to net income of $1.6 million or $0.42 per share, diluted, for the year ended December 31, 2002. Much of the net income for 2003 resulted from an immediate recognition of the negative goodwill from the Young Design-Telaxis transaction completed on April 1, 2003. This recognition resulted in a one-time gain of $4.7 million. For the fourth quarter ended December 31, 2003, net income was $254,000 giving YDI Wireless its second consecutive quarter of profitability.

     "We are extremely happy with our overall results for 2003," states Robert
E. Fitzgerald, Chief Executive Officer, who adds, "As previously announced, normal seasonal volume fluctuations and select component parts shortages during the fourth quarter resulted in top line disappointment; however, margins remained surprisingly strong. We continue to believe that margins will not continue to run as high as we have seen over the last two quarters. We are currently undertaking several internal initiatives that we hope will add significant growth to our revenues and profitability. We believe that continued introduction of products that focus on meeting real customer needs with proven technology at reasonable prices and increasing the avenues to market for these products will sustain our organic growth. Additionally, we continue to

YDI Wireless Achieves
Record Revenues for Year ended 2003 and Second Consecutive Profitable Quarter January 29, 2004
Page 2








seek strategic opportunities to further improve results and create shareholder value. We believe our excellent overall results in 2003 reflect an increase in market acceptance of our products combined with a focused management team that is committed to profitability."




About YDI Wireless
------------------
YDI Wireless, Inc. is a world leader in providing extended range, license free wireless data equipment. YDI Wireless is a leading designer of turn-key long distance wireless systems ranging from 19.9 kbps to 1 Gbps for applications such as wireless Internet, wireless video, wireless LANs, wireless WANs, wireless MANs and wireless virtual private networks. Additional information about YDI Wireless as well as its complete product line can be found at the company's website located at http://www.ydi.com or by contacting the company by telephone at 413-665-8551 or by email at IR@ydi.com.

Safe Harbor Statement
---------------------
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from the results anticipated in these forward-looking statements due to risks arising from and relating to the contemplated acquisition of Phazar by YDI, the two companies' ability and desire to consummate that transaction, and our ability to achieve the contemplated benefits of that transaction; the downturn and ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in our industry and resulting impacts on our pricing, gross margins, and general financial performance; and the other factors discussed in our filings made from time to time with the Securities and Exchange Commission and in our other public statements.

                           - Financial Tables follow -

YDI Wireless Achieves
Record Revenues for Year ended 2003 and Second Consecutive Profitable Quarter January 29, 2004
Page 3







                               YDI WIRELESS, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)


                                                                                          YDI Wireless,    Young Design,
                                                                                               Inc.             Inc.
                                                                                         --------------------------------
                                                                                                   December 31,
                                                                                         --------------------------------
                                                                                              2003             2002
                                                                                         ---------------  ---------------
Assets
Current assets:
   Cash and cash equivalents ........................................................    $        8,990   $          939
   Marketable securities ............................................................               609                -
   Accounts receivable, net .........................................................             2,511            1,686
   Refundable income taxes ..........................................................               226                -
   Other receivables ................................................................                10                -
   Inventory ........................................................................             3,134            2,386
   Investment securities - trading ..................................................                 -                4
   Deferred tax asset ...............................................................                 -              142
   Deposit ..........................................................................                 -                1
   Prepaid expenses .................................................................               162              451
                                                                                         ---------------  ---------------
       Total current assets .........................................................            15,642            5,609

   Property and equipment, net ......................................................             2,493            1,823

Other Assets:
  Investment in unconsolidated subsidiaries .........................................                 -               36
  Investment securities - available-for-sale ........................................             2,008              841
  Intangible assets, net ............................................................               483                9
  Deferred tax asset ................................................................                 -              245
  Deposits ..........................................................................                49                9
                                                                                         ---------------  ---------------

       Total other assets ...........................................................             2,540            1,140
                                                                                         ---------------  ---------------

       Total assets .................................................................    $       20,675   $        8,572
                                                                                         ===============  ===============

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable and accrued expenses ............................................    $        3,023   $        2,158
   Current maturities of notes payable ..............................................               213              495
   Current deposit - non-refundable .................................................                 -                9
                                                                                         ---------------  ---------------

       Total current liabilities ....................................................             3,236            2,662

Notes payable, net of current maturities ............................................             1,298            1,402
                                                                                         ---------------  ---------------

       Total liabilities ............................................................             4,534            4,064

Commitments and contingencies                                                                         -                -

Stockholders' Equity
   Preferred stock, $0.01 par value; authorized 4,500,000, none issued at December
     31, 2003; none authorized, none issued at December 31, 2002 ....................                 -                -
   Common stock, $0.01 par value, authorized 100,000,000, issued 14,179,882 at
     December 31, 2003; $0.01 par value, 30,000,000 shares authorized, issued
     3,750,000 at December 31, 2002 .................................................               142               37
   Additional paid-in capital .......................................................             6,173              414
   Retained earnings ................................................................             8,629            4,066
   Accumulated other comprehensive income:
     Net unrealized gain/(loss) on available-for-sale securities ....................             1,197               (9)
                                                                                         ---------------  ---------------
       Total stockholders' equity ...................................................            16,141            4,508
                                                                                         ---------------  ---------------
       Total liabilities and stockholders' equity ...................................    $       20,675   $        8,572
                                                                                         ===============  ===============

                               YDI WIRELESS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)



                                                    YDI Wireless,   Young Design,    YDI Wireless,   Young Design,
                                                        Inc.            Inc.              Inc.            Inc.
                                                   --------------   --------------   -------------   -------------
                                                        For the Three Months             For the Twelve Months
                                                         Ended December 31,                Ended December 31,
                                                   -------------------------------   -----------------------------
                                                        2003             2002            2003            2002
                                                   --------------   --------------   -------------   -------------
                                                     (unaudited)     (unaudited)
                                                   --------------   --------------   -------------   -------------

Revenues ..........................................$        5,547   $        5,285   $      27,241   $      20,304

Cost of goods sold ................................         2,574            2,694          15,714          12,376
                                                   --------------   --------------   -------------   -------------
    Gross profit ..................................         2,973            2,591          11,527           7,928
                                                   --------------   --------------   -------------   -------------
Total operating expenses ..........................         2,744            1,883          11,506           6,430
                                                   --------------   --------------   -------------   -------------
Operating income (loss) ...........................           229              708              21           1,498

Other income (expenses):
    Interest income ...............................            16                5             128              22
    Interest expense ..............................           (55)             (31)           (149)           (131)
    Other income (expenses) .......................            92              930             117             925
    Excess of acquired net assets over cost .......             -                -           4,747               -
                                                   --------------   ---------------  -------------   -------------
       Total other income (expenses) ..............            53              904           4,843             816
                                                   --------------   --------------   -------------   -------------

Income (loss) before income taxes .................           282            1,612           4,864           2,314

    Provision for income taxes ....................            28              561             261             752
                                                   --------------   --------------   -------------    ------------

Net income (loss)..................................$          254   $        1,051   $       4,603   $       1,562
                                                   ==============   ==============   =============   =============
Weighted average shares - basic ...................    13,637,832        3,750,000      11,274,298       3,750,000
                                                   ==============   ==============   =============   =============
    EPS, basic ....................................$         0.02   $         0.28   $        0.42   $        0.42
                                                   ==============   ==============   =============   =============
Weighted average shares - diluted .................    14,062,641        3,750,000      11,492,183       3,750,000
                                                   ==============   ==============   =============   =============
    EPS, diluted ..................................$         0.02   $         0.28   $        0.41   $        0.42
                                                   ==============   ==============   =============   =============